FOR IMMEDIATE RELEASE        CONTACT:  Greg Haehn, President
                                       (440) 439-9480


AMERICAN BUSING CORP.  CHANGES NAME OF CORPORATION TO GIANT
MOTORSPORTS, INC.



SALEM, OH, April 5, 2004-American Busing Corporation [OTCBB:
ABSC] announced today that it has changed its name to Giant Motorsports, Inc. The Company's shares will begin trading today under the symbol [OTCBB:GMOS]. The name change will more accurately reflect the current business of the Corporation.

Giant Motorsports, Inc., through its wholly owned subsidiary, W.W. Cycles dba Andrews Cycles, is a retail superstore with core brands that include Honda, Suzuki, Yamaha, and Kawasaki. The company's products and services consist primarily of the sale and servicing of new and used motorcycles, all-terrain vehicles ("ATV's"), scooters, and personal watercraft. In addition, the company sells parts and accessories, extended service contracts, aftermarket motorcycle products and maintenance and repair services.
Andrews Cycles can be found on the web at www.andrewscycles.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.